Exhibit 10.4

Certification of Board Action

I, James R. McGuone hereby certify that I am the Secretary of American Software, Inc. and that on December 3, 2001 at a meeting of the Board of Directors of American Software, Inc., the following Resolutions were duly adopted by the Board of Directors of that Company:

RESOLVED, that the Adoption Agreement contained in Article 1 of the American Software, Inc. 401(k)/Profit sharing Plan shall be amended for the Plan Year commencing on January 1, 2002 and thereafter by deleting the Election to Make a Matching Contribution in the amount of 25% of each Participant’s Deferral Contribution as set forth in Section 1.05(c)(1)(C) and further amending such Adoption Agreement by electing to permit the Board of Directors to declare a discretionary contribution on behalf of each such Plan Participant as provided for in Section 1.05(c)(1)(E) of the Adoption Agreement: and

RESOLVED, FURTHER that the appropriate officers of the Company are hereby authorized and directed to take all actions which are necessary and appropriate to carry out the intent of the Board as set forth above.

I, James R. McGuone further certify that the above Resolutions continue in effect as of the date of this Certification.

So certified this 6th day of December, 2001.

/s/ JAMES R. MCGUONE
James R. McGuone Corporate Secretary